UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2026
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, KY 40509
(Address of principal executive offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry Into a Material Definitive Agreement.
On June 30, 2026 (the “Amendment No. 1 Effective Date”), Valvoline Inc. (“Valvoline”) entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of December 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time prior to the Amendment No. 1 Effective Date, the “Credit Agreement”), among Valvoline, certain subsidiaries of Valvoline party thereto as loan parties, the lenders party thereto and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement, as amended by the Amendment, is referred to as the “Amended Credit Agreement”.

The Amendment provides for the refinancing of all Term B Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date (the “Initial Term B Loans”) by incurring a new class of refinancing term loans under the Amended Credit Agreement (the “Refinanced Term B Loans”). Certain of the lenders holding Initial Term B Loans (the “Initial Term B Lenders”) converted their Initial Term B Loans into Refinanced Term B Loans on a cashless roll basis, and The Bank of Nova Scotia, as a lender of the new Refinanced Term B Loans (the “Refinancing Term B Lenders”), made its new Refinanced Term B Loans in cash. The proceeds of the cash-funded Refinanced Term B Loans were used to repay the Initial Term B Loans that were not converted on a cashless roll basis. The Amendment became effective, and the Refinanced Term B Loans were made or converted, on the Amendment No. 1 Effective Date. Following effectiveness of the Amendment, the aggregate principal amount of Refinanced Term B Loans outstanding under the Amended Credit Agreement remains the same as immediately prior to the Amendment and is $738,150,000.

At Valvoline’s option, the Refinanced Term B Loans bear interest at a rate per annum based on either adjusted term SOFR plus 1.75% per annum, in the case of term SOFR borrowings, or, the base rate plus 0.75% per annum, in the case of base rate borrowings.

The Refinanced Term B Loans remain subject to quarterly amortization at a rate of 0.25% of the aggregate principal amount, commencing September 30, 2026, with the remaining balance due on the maturity date for the Term B Facility. The maturity date for the Term B Facility remains the date that is seven years after December 1, 2025. The Refinanced Term B Loans may be prepaid in accordance with the Amended Credit Agreement, including a 1.00% premium for certain repricing transactions occurring during the six-month period following the Amendment No. 1 Effective Date.

All other material terms of the Credit Agreement remain unchanged in the Amended Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated by reference into this Item 1.01

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit	Description
10.1
Amendment No. 1, dated as of June 30, 2026, among Valvoline, certain subsidiaries of Valvoline party thereto as loan parties, the lenders party thereto and The Bank of Nova Scotia, as administrative agent (including Exhibit A – Second Amended and Restated Credit Agreement, Conformed through Amendment No.1, dated June 30, 2026 among Valvoline, The Bank of Nova Scotia, as Administrative Agent, swing line lender and an L/C issuer, and the lenders and other L/C issuers party thereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Dated: June 30, 2026	By:	/s/ J. Kevin Willis
J. Kevin Willis
Chief Financial Officer

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